UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2018

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 26, 2018, AB Private Credit Investors Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved three proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 3,016,792.314 shares of common stock outstanding on the record date, June 28, 2018. The final voting results from the Annual Meeting were as follows:

Proposal 1. To re-elect Matthew Bass and John G. Jordan, as Class II directors of the Company, each for three-year terms expiring at the 2021 annual meeting of stockholders and until each of Messrs. Bass and Jordan’s successors are duly elected and qualified.

Name	Votes For	Votes Against	Abstentions
Matthew Bass	1,520,494	20,941	31,076
John G. Jordan	1,517,855	23,581	31,075

Proposal 2. To approve of the Company immediately becoming subject to a minimum asset coverage ratio under the Small Business Credit Availability Act of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of July 5, 2019.

Votes For	Votes Against	Abstentions
1,530,504	30,161	11,846

Proposal 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.

Votes For	Votes Against	Abstentions
1,532,013	31,696	8,802

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB PRIVATE CREDIT INVESTORS CORPORATION

Date: September 27, 2018	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer